EXHIBIT 99.1

RESIGNATION SUBMITTED BY

B. MICHAEL ADLER

From:	Mike Adler
Sent:	Thursday, March 21, 2013
To:
Cc:
Subject	Resignation

Please be advised that effective immediately I resign from the Board of Directors of WebSafety, Inc.